                                                                     Exhibit 8.1


                                  June 23, 2000


(213) 229-7000                                                     C 35475-00084

General Electric Company
3135 Easton Turnpike
Fairfield, Connecticut 06431

         RE:      REGISTRATION STATEMENT ON FORM S-4

Ladies and Gentlemen:

         We have acted as counsel to General Electric Company, a New York corporation, in connection with the preparation and execution of the Agreement and Plan of Merger (the "MERGER AGREEMENT"), dated as of June 2, 2000, by and between General Electric Company ("PARENT"), Topaz Merger Corp., a Wisconsin corporation ("Sub"), and Lunar Corporation, a Wisconsin corporation ("COMPANY"). Pursuant to the Merger Agreement, Sub will merge with and into Company (the "MERGER"). At your request, we have examined the form of Registration Statement on Form S-4 filed with the U.S. Securities and Exchange Commission on June 23, 2000 (the "REGISTRATION STATEMENT"), in connection with the registration of the shares of Parent's common stock to be issued to the stockholders of Company upon consummation of the Merger.

         You have requested that we render the opinion set forth below. In rendering this opinion, we have reviewed (without any independent investigation) the Merger Agreement, the Registration Statement and such other documents as we have deemed necessary or appropriate. We have relied upon the truth and accuracy at all relevant times of the facts, statements, covenants, representations and warranties contained in the Merger Agreement, the Registration Statement, and the representation letters from Parent, Company, Sub, and certain shareholders of Company, copies of which are attached hereto and made a part hereof. We have also assumed the authenticity of original documents submitted to us, the conformity to the originals of documents submitted to us as copies, and the due and valid execution and delivery of all such documents where due execution and delivery are a prerequisite to the effectiveness thereof.

GE Medical Systems
June 23, 2000
Page 2


         Based upon the foregoing, it is our opinion that:

         (A) The Merger will constitute a reorganization within the meaning of
Section 368(a) of the Internal Revenue Code of 1986, as amended (the "CODE"), and Parent, Sub, and Company, will each be a party to the reorganization within the meaning of Section 368(b) of the Code.

         (B) The discussion in the Registration Statement, under the caption "Material United States Federal Income Tax Consequences," to the extent it constitutes descriptions of legal matters or legal conclusions, is accurate in all material respects.

         This opinion represents our best judgment regarding the application of federal income tax laws under the Code, existing judicial decisions, administrative regulations and published rulings and procedures. Our opinion is not binding upon the Internal Revenue Service or the courts, and there is no assurance that the Internal Revenue Service will not successfully assert a contrary position. Furthermore, no assurance can be given that future legislative, judicial or administrative changes, on either a prospective or retroactive basis, would not adversely affect the accuracy of the conclusions stated herein. We undertake no responsibility to advise you of any new developments in the application or interpretation of the federal income tax laws. Furthermore, in the event any one of the statements, representations, warranties or assumptions upon which we have relied to issue this opinion is incorrect, our opinion might be adversely affected and may not be relied upon.

         This opinion addresses only the matters described above, and does not address any other federal, state, local or foreign tax consequences that may result from the Merger or any other transaction undertaken in connection with the Merger.

         We hereby consent to the use of this opinion as an Exhibit to the Registration Statement and to the use of our name under the captions "Legal Matters" and "Material United States Federal Income Tax Consequences" in the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, nor do we thereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term "experts" as used in the Securities Act.

                                                Very truly yours,

                                                /s/ Gibson, Dunn & Crutcher LLP

                                                GIBSON, DUNN & CRUTCHER LLP